UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2019

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The Nasdaq Global Select Market

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

EXPLANATORY NOTE:  On May 14, 2019, Mid Penn Bancorp, Inc. (“Mid Penn”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of shareholders held on May 14, 2019 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the shareholders on the frequency of future advisory votes on executive compensation.  This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to report Mid Penn’s decision as to how frequently it will hold an advisory vote on executive compensation.  Except as set forth in this Amendment, the disclosure contained in the Original Report remains unchanged.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

As reported in the Original Report, the shareholders of Mid Penn approved by a plurality of the votes cast at the Annual Meeting a proposal to hold an advisory vote on executive compensation at each annual meeting of Mid Penn shareholders.  In light of this result and after further discussion by the Board of Directors, the Board determined at its meeting on July 24, 2019, that, at least until the next required advisory vote on the frequency of future advisory votes on executive compensation, Mid Penn will continue to hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)
Date: July 26, 2019	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer